Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-58463 and 333-110487) and on Form S-8 (Nos. 333-102269, 333-72672, 333-21805, 333-21807, 333-21809, 333-26731, 333-46261, 333-105136, 333-122121, 333-02011) of Chevron Corporation, to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-110487-01) of Chevron Funding Corporation and Chevron Corporation, to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-110487-02) of Chevron Canada Funding Company and Chevron Corporation, to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-110487-03) of Chevron Capital U.S.A. Inc. and Chevron Corporation, and to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-14307) of Chevron Capital U.S.A. Inc. and Chevron Corporation of our report dated February 28, 2007, relating to financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

San Francisco, California
February 28, 2007

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